Exhibit 99.1

Liberty Global to Present at the Morgan Stanley 14th Annual European Technology, Media & Telecoms Conference

Denver, Colorado - November 17, 2014:

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the Morgan Stanley 14th Annual European Technology, Media & Telecoms Conference on Thursday, November 20, 2014 at 2:50 p.m. CET at the Hotel Arts in Barcelona, Spain. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.libertyglobal.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global

Liberty Global is the world’s largest international cable company with operations in 14 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading services are provided through next-generation networks and innovative technology platforms that, when combined with those of Ziggo N.V., connected 27 million customers subscribing to 56 million television, broadband internet and telephony services at September 30, 2014.

Liberty Global's consumer brands include Virgin Media, UPC, Ziggo, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Liberty Global Business Services, our commercial division, and Liberty Global Ventures, our investment fund. For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Marcus Smith	+44 20 7190 6374
Christian Fangmann	+49 221 8462 5151	Bert Holtkamp	+31 20 778 9800
John Rea	+1 303 220 4238	Hanne Wolf	+1 303 220 6678